SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                Current Report
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported)  February 27, 2002



                               AMFAC HAWAII, LLC
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



                                    Hawaii
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)



      033-24180                                   36-3109397
------------------------             -----------------------------------
(Commission File Number)             (I.R.S. Employer Identification No.)




900 N. Michigan Avenue
Chicago, Illinois                                  60611
-----------------------                          ----------
(Address of Principal                            (Zip Code)
Executive Offices)



                                (312) 440-4800
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)



                                      N/A
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)















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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

      On February 27, 2002, Amfac Hawaii, LLC (the "Company") and certain of its subsidiaries and affiliates filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. The subsidiaries of the Company which filed voluntary petitions for reorganization are Amfac Holdings Corp., Amfac Land Company, Limited, Kaanapali Estate Coffee, Inc., Kaanapali Development Corp., KDCW, Inc., Pioneer Mill Company, Limited, The Lihue Plantation Company, Limited, and Waikele Golf Club, Inc. The cases are being jointly administered as case no. 02-07637 and have been assigned to the Honorable Bruce W. Black.

      The Company and its subsidiaries will remain in possession of their assets and will continue to manage their properties as debtors-in-possession pursuant to the Bankruptcy Code and subject to the supervision and orders of the Bankruptcy Court. The Company filed the bankruptcy petition in order to address liquidity issues primarily related to unmanageable debt service obligations.

      The Company issued a press release announcing the Chapter 11 filing, a copy of which is attached as Exhibit 99.1 and is hereby incorporated by reference in response to this item.



ITEM 7.  EXHIBITS.

    (c)     EXHIBITS.

            EXHIBIT NO.        DESCRIPTION
            -----------        -----------

               99.1            Amfac Hawaii, LLC's press release
                               dated February 27, 2002.



































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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               AMFAC HAWAII, LLC



                                     /s/ GAILEN J. HULL
                                     -------------------
                               By:   Gailen J. Hull
                                     Senior Vice President
                               Date: March 8, 2002




















































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